99.1

Litton Loan Servicing Company Logo Here
Litton Loan Servicing LP
An affiliate of C-Bass
4828 Loop Central Drive
Houstong, Texas  77081
Telephone (713) 960-9676
Fax (713) 960-0539

February 20, 2004

GC03F2
Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, CA  92705-4934

RE: Fremont 2003-2, Asset-Backed Certificates

To Whom It May Concern:

The undersigned officer of Litton Loan Servicing LP provides the Annual Statement as to Compliance as required by the Pooling and Servicing Agreement for the above referenced security and certifies that (i) a review of the activities of the Servicer during such preceding fiscal year (or such shorter period in the case of the first such report) and of performance under this Agreement has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for 2003.

Sincerely,

BY: /s/: Janice McClure
Janice McClure
Senior Vice President

BY:  /s/:  Ann Kelley
Ann Kelley
Secretary


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